SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

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[ ] Definitive Information Statement

FREESTONE RESOURCES, INC.
(Name of Registrant as Specified in its Charter)

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Contact Person:

Branden T. Burningham, Esq.
2150 South 1300 East, Suite 500
Salt Lake City, Utah 84106

Tel: 801-363-7411; Fax: 801-326-1925

FREESTONE RESOURCES, INC.
101 W. Ave D
Ennis, Texas 75119

(972) 875-8427

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of Freestone Resources, Inc., a Nevada corporation (the “Company,“ “Freestone,” “we,” “our” or “us” or words or similar import) regarding a resolution to file with the Nevada Secretary of State a Certificate of Change: (i) increasing our authorized shares of common stock from one hundred million (100,000,000) shares having a par value of one mill ($0.001) per share to six hundred million (600,000,000) shares and retaining the par value of $0.001 per share (the “Common Stock Resolution”); and (ii) increasing our authorized shares of preferred stock from five million (5,000,000) shares having a par value of one mill ($0.001) per share to ten million (10,000,000) shares and retaining the par value of $0.001 per share (the “Preferred Stock Resolution”). Collectively, the Common Stock Resolution and the Preferred Stock Resolution are referred to herein as the “Resolutions.” A copy of the Certificate of Change effectuating the Resolutions is attached as Appendix “A” hereto. The Resolutions were adopted effective as of October 7, 2018, by our entire Board of Directors and certain Company stockholders who collectively own approximately 51.36% of our outstanding voting securities (the “Majority Stockholders”) in accordance with applicable provisions of the Nevada Revised Statutes. The names and number of shares held by the Majority Stockholders are as follows:

Name	No. of Shares Beneficially Owned	Percentage of Outstanding Shares
Gerald M. Johnston	15,404,167 (1)	15.68%
Don Edwards	7,750,000	7.89%
Clayton Carter	7,605,000	7.74%
Dynamis Energy LLC	5,000,000	5.09%
Deborah McGhan (2)	3,000,000	3.05%
Michael McGhan (2)	2,500,000	2.54%
Paul E. Babb	2,789,275	2.84%
Environmental Services & Support, Inc. (“ESSI”) (3)	2,500,000	2.54%
Robert C. Norman	2,280,307	2.32%
Jimmy Carter (4)	1,630,000	1.66%
	50,458,749	51.36% (5)

(1) A total of 13,304,167 of these shares are held of record by GM Johnston Family LP (the “Limited Partnership”), of which Mr. Johnston is Manager. The beneficial owners of the Limited Partnership have executed a proxy granting Mr. Johnston the power to vote the Limited Partnership’s Company shares on these matters in his discretion.

(2) Deborah McGhan and Michael McGhan are spouses.

(3) These shares have been voted by Clayton Carter pursuant to the irrevocable proxy granted to him by ESSI under the terms of that certain Global Settlement and Full Release and Waiver dated June 26, 2011, which was filed as an exhibit to the Company’s Current Report on Form 8-K dated June 26, 2011, and filed with the Securities and Exchange Commission on June 30, 2011.

(4) Mr. Carter has granted to Clayton Carter a proxy to vote his shares on these matters in Clayton Carter’s discretion.

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(5) Due to rounding, this figure does not precisely reflect the total of the percentages set forth above.

There are currently 98,238,177 issued and outstanding shares of the Company’s common stock, with 100,000,000 such shares authorized. We currently have 5,000,000 authorized shares of preferred stock, with none issued or outstanding. We have not designated any rights or preferences of our authorized preferred stock. Our Board of Directors and the Majority Stockholders believe that the increase in the number of authorized shares of common stock and preferred stock is in the best interests of the Company in that it will provide the Company with available shares for various corporate purposes, including the sale of common stock and securities convertible into common stock, as well as acquisitions, stock dividends and options. Our Board of Directors believes that it may be necessary to seek additional debt and/or equity financing in the remainder of the Company’s fiscal year ending June 30, 2019, although we have not entered into any definitive discussions with any third parties in this regard. See the captions “The Common Stock Resolution” and “The Preferred Stock Resolution” commencing on pages 3 and 4 hereof.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval

Section 78.390 of the Nevada Revised Statutes provides that every amendment to the Articles of Incorporation of a corporation such as an increase in the corporation’s authorized capital shall first be adopted by a resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent. In addition, Article I, Section 11 of the Company’s amended Bylaws authorizes any action required to be taken at a meeting of stockholders to be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of the stockholders entitled to vote on such action. Under Article I, Section 8 of our Bylaws, each outstanding share of our common stock is entitled to one vote on each matter submitted to a vote of stockholders. Both the Common Stock Resolution and the Preferred Stock Resolution were adopted by our Board of Directors and by the Majority Stockholders in accordance with the above-referenced statutes and provisions of our Bylaws. See the caption “Voting Securities and Principal Holders Thereof” herein.

The Majority Stockholders, who have consented in writing to approve the Resolutions, collectively own approximately 51.36% of our issued and outstanding common stock, and the Company has no outstanding voting securities aside from its common stock. Accordingly, no additional votes are required or necessary to adopt the Resolutions, and none are being solicited hereunder. There are no voting agreements or other arrangements among the Majority Stockholders with respect to either of the Resolutions or with respect to any other matter.

Effective Date of Actions

Pursuant to Reg. Sections 240.14c-2(d) and 240.14a-16(b) of the Commission, the Resolutions will not be effective until 40 calendar days after the mailing date of the Company’s Notice of Internet Availability of Information Statement, as discussed immediately below. The Resolutions will be effectuated by the filing of the Certificate of Change with the Secretary of State of Nevada, which we intend to file as soon as practicable but no earlier than 40 days after the mailing date of the Notice of Internet Availability.

Important Notice of Internet Availability of Information Statement and Related Materials

As permitted by the federal securities laws, Freestone is making this Information Statement available to our stockholders primarily via the Internet instead of mailing printed copies of these materials to each stockholder. On or about October 20, 2018, we intend to mail to our stockholders (other than those who request electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access this Information Statement. This Information Statement is available for viewing on the Internet at: http://www.freestoneresources.com/investors.

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If you received a Notice by mail, you will not receive a printed copy of this Information Statement by mail unless you request printed materials. If you wish to receive printed materials, you should follow the instructions for requesting such materials contained in the Notice.

Each of the Resolutions is outlined below and will become effective on a date that is at least 40 days from the mailing of the Notice of Internet Availability to our stockholders, which effective date is anticipated to be November 29, 2018. The Resolutions are the only matters covered by this Information Statement.

Dissenters’ Rights OF APPRAISAL

The Nevada Revised Statutes do not provide any dissenters’ rights with respect to either of the Resolutions. Therefore, no dissenters’ rights of appraisal will be given in connection therewith.

THE COMMON STOCK RESOLUTION

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 100,000,000 SHARES TO 600,000,000 SHARES

Our Board of Directors and the Majority Stockholders have adopted a resolution to amend the Company’s Articles of Incorporation to increase our authorized common stock from one hundred million (100,000,000) shares to six hundred million (600,000,000) shares, while retaining the par value of our common stock at one mill ($0.001) per share (the “Common Stock Resolution”). The Common Stock Resolution will take effect upon the filing of the Certificate of Change with the Nevada Secretary of State. The Company will make this filing as soon as practicable, but no earlier than 40 days after the mailing date of the Notice of Internet Availability. A copy of the Certificate of Change is attached as Appendix “A” hereto.

The increase in the Company’s authorized shares of common stock may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in the Company. Our ability to issue a vastly increased number of voting securities may lead to an increase in the number of votes required in order to approve a change in control of Freestone and may make it substantially more difficult for third parties to gain control of Freestone through a tender offer, proxy contest, merger or other transaction. The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause. Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders. Despite these potential anti-takeover effects, however, the Board of Directors and the Majority Stockholders believe that the financial flexibility afforded by an increase in our authorized common shares outweighs any potential disadvantages. The Board of Directors and the Majority Stockholders have adopted the Common Stock Resolution with a view to such flexibility, and not with a view to its potential anti-takeover effects. We have no present intention to use the increased number of authorized common shares for any anti-takeover purpose; however, on November 2, 2017, the Company entered into an Agreement and Plan of Merger (the “Plan”) with Freestone Dynamis Acquisition, LLC, an Idaho limited liability company and wholly-owned subsidiary of the Company; and Dynamis Energy, LLC, an Idaho limited liability company, which is one of the Majority Stockholders who consented to the Resolutions.  The terms of the Plan were discussed in a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2017, and which is available by www.freestoneresouces.com in this Information Statement.

One of the closing conditions of the Plan is that the Company’s stockholders approve, and the Company file with the Nevada Secretary of State, an amendment to our Articles of Incorporation to increase the number of our authorized shares of common stock in an amount sufficient to consummate the merger and the rights offering, equity incentive plan and the other transactions contemplated by the Plan.  The increase in our authorized common stock pursuant to the Common Stock Resolution will meet this closing condition, and as a result, stockholder approval of the Plan will not be required for any presently contemplated purpose.  Nonetheless, there remain certain other significant closing conditions to the Plan and, although we are continuing to work toward meeting these conditions, we can provide no assurance that we will be successful in this regard or that the Plan will be closed.

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The Company’s issuance of any additional shares of common stock may dilute both the equity interests and the earnings per share of our existing common stockholders. Such dilution may be substantial, depending on the number of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The amendment of our Articles of Incorporation to effectuate the Common Stock Resolution will not have any material effect on the Company’s business operations or reporting requirements with the Commission, other than the requirement that we file a Current Report on Form 8-K with respect to such amendment. Our stockholders do not need to take any action with respect to the Common Stock Resolution.

THE PREFERRED STOCK RESOLUTION

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED PREFERRED STOCK FROM 5,000,000 SHARES TO 10,000,000 SHARES

Our Board of Directors and the Majority Stockholders have adopted a resolution to amend the Company’s Articles of Incorporation to increase our authorized preferred stock from five million (5,000,000) shares to ten million (10,000,000) shares, while retaining the par value of our preferred stock at one mill ($0.001) per share (the “Preferred Stock Resolution”). The Preferred Stock Resolution will take effect upon the filing of the Certificate of Change with the Nevada Secretary of State. The Company will make this filing as soon as practicable, but no earlier than 40 days after the mailing date of the Notice of Internet Availability. A copy of the Certificate of Change is attached as Appendix “A” hereto.

The increase in the Company’s authorized shares of preferred stock may also have the effect of preventing or delaying the acquisition by third parties of a controlling interest in the Company. As of the date hereof, the Company has neither issued any shares of its preferred stock nor designated the rights and preferences thereof, and it has no present intention either to issue any such shares or to make any such designation. However, it is common to designate voting rights for preferred shares and/or to make such preferred shares convertible into common shares or some other voting security. In the event that the Company makes any such designation, our ability to issue a vastly increased number of voting securities (or shares of common stock that may be convertible into voting securities) may lead to an increase in the number of votes required in order to approve a change in control of Freestone and may make it substantially more difficult for third parties to gain control of Freestone through a tender offer, proxy contest, merger or other transaction. The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause. Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders. Despite these potential anti-takeover effects, however, the Board of Directors and the Majority Stockholders believe that the financial flexibility afforded by an increase in our authorized preferred shares outweighs any potential disadvantages. The Board of Directors and the Majority Stockholders have adopted the Preferred Stock Resolution with a view to such flexibility, and not with a view to its potential anti-takeover effects. We have no present intention to use the increased number of authorized preferred shares for any anti-takeover purpose or otherwise.

The Company’s issuance of any additional shares of preferred stock may also dilute both the equity interests and the earnings per share of our existing common stockholders. Such dilution may be substantial, depending on the number of shares issued and the voting and/or conversion rights, if any, that the Company may designate for the preferred stock in the future. The amendment of our Articles of Incorporation to effectuate the Preferred Stock Resolution will not have any material effect on the Company’s business operations or reporting requirements with the Commission, other than the requirement that we file a Current Report on Form 8-K with respect to such amendment. Our stockholders do not need to take any action with respect to the Preferred Stock Resolution.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the above-referenced items that is not shared by all stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Freestone’s current authorized common stock consists of one hundred million (100,000,000) shares with a par value of one mill ($0.001) per share. Each outstanding share of common stock is entitled to one vote of each matter submitted to a vote of stockholders. Pursuant to Section 78.320 of the Nevada Revised Statutes and Article I, Section 9 of the Company’s Bylaws, the attendance, in person or by proxy, of a majority of the total voting power of our outstanding shares shall constitute a quorum at any meeting of stockholders. If a quorum is present, Section 78.320 of the Nevada Revised Statutes and Article I, Section 11 of the Company’s Bylaws also provides that the affirmative vote of a majority of the voting power represented at a meeting shall constitute action by the stockholders. Our common stockholders do not have any pre-emptive rights to acquire unissued shares and they are not entitled to vote cumulatively in elections of our directors.

The securities that would have been entitled to vote if a vote on the above items was required to have been held consist of shares of our common stock. Each share of our common stock is entitled to one vote. At the time of the effective date of the written consent of the Majority Stockholders, which was October 7, 2018, there were 98,238,177 shares of our common stock outstanding. All stockholders of record as of October 7, 2018, will be provided with the Notice of Internet Availability of Information Statement or a copy of the Information Statement, as applicable.

Security Ownership of Certain Beneficial Owners.

The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this Information Statement:

FIVE PERCENT STOCKHOLDERS

Name and Address of
Stockholder	Common Stock	Percentage

Gerald M. Johnston	15,404,167(1)	15.68%
2821 Alliance Place
Springdale, Arkansas 72764

Don Edwards	7,750,000	7.89%
101 W. Avenue D
Ennis, Texas 75201

Clayton Carter	7,605,000	7.74%
211 N. Ervay, #620
Dallas, Texas 75201

Dynamis Energy LLC	5,000,000	5.09%
776 E. Riverside Dr., #150
Eagle, Idaho 83616

TOTAL	35,759,167	36.40%

(1) A total of 13,304,167 of these shares are held of record by GM Johnston Family LP, of which Mr. Johnston is Manager. The beneficial owners of the Limited Partnership have executed a proxy granting Mr. Johnston the power to vote the Limited Partnership’s Company shares on these matters in his discretion.

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DIRECTORS AND EXECUTIVE OFFICERS

Name and Title	Common Stock	Percentage

Michael McGhan, CEO, President and	2,500,000	2.54%
Director
101 W. Avenue D
Ennis, Texas 75201

Paul E. Babb, CFO and Director	2,789,275	2.84%
101 W. Avenue D
Ennis, Texas 75201

Don Edwards, CIO and Director	7,750,000	7.89%
101 W. Avenue D
Ennis, Texas 75201

TOTAL	13,039,275	13.27%

Unless otherwise noted above, Freestone believes that all persons named in the tables have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE RESOLUTIONS TO AMEND OUR ARTICLES OF INCORPORATION: (I) TO INCREASE OUR AUTHORIZED COMMON SHARES FROM 100,000,000 TO 600,000,000; AND (II) TO INCREASE OUR AUTHORIZED PREFERRED SHARES FROM 5,000,000 TO 10,000,000, AS OUTLINED ABOVE. THE MAJORITY STOCKHOLDERS OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE MATTERS UNDER THE NEVADA REVISED STATUTES, AND THEY HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

October 7, 2018	MICHAEL MCGHAN, CHIEF EXECUTIVE OFFICER

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APPENDIX “A”

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Freestone Resources, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock, par value one mill ($0.001) per share.

5,000,000 shares of preferred stock, par value one mill ($0.001) per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

600,000,000 shares of common stock, par value one mill ($0.001) per share.

10,000,000 shares of preferred stock, par value one mill ($0.001) per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

N/A.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby.

N/A.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

_______________________

Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

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Freestone Resources, Inc.

Important Notice

Regarding the Availability of Information Statement

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, Freestone Resources, Inc., a Nevada corporation (the “Company”), has elected to provide Internet access to its information statement rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This communication presents only an overview of the more complete information statement that is available to you on the Internet. We encourage you to access and review all of the important information contained in these materials.

How to Access the Information Statement

The information statement is available online at:

www.freestoneresources.com/sec-filings

If you want to receive a paper or e-mail copy of this document, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before November 1, 2018, to facilitate timely delivery.

TO ORDER A PAPER OR E-MAIL COPY OF THESE MATERIALS:

1. Call the Company at (214) 880-4870
2. Visit our website at www.freestoneresources.com/sec-filings
3. Send us an e-mail at dedwards@freestoneresources.com. Please clearly state the name and address or e-mail address to which the materials should be sent.

Effective as of October 7, 2018, certain stockholders who collectively own 49,919,474 shares, or 50.81% of the Company’s outstanding shares of common stock (the “Majority Stockholders”), resolved to file with the Nevada Secretary of State a Certificate of Change: (i) increasing the Company’s authorized common stock from 100,000,000 shares to 600,000,000 shares, while retaining the par value at one mill ($0.001) per share (the “Common Stock Resolution”); and (ii) increasing the Company’s authorized preferred stock from 5,000,000 shares to 10,000,000 shares, while retaining the par value at one mill ($0.001) per share (the “Preferred Stock Resolution”). The Company expects to file the Certificate of Change with the Nevada Secretary of State on or after November 26, 2018.

The Majority Stockholders collectively own in excess of the required number of our outstanding voting securities to adopt both the Common Stock Resolution and the Preferred Stock Resolution under Nevada law, and they have done so. No further consents, votes or proxies are needed and none are being requested.

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